UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Pamrapo Bancorp, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person Filing Proxy Statement, if other than Registrant)

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January 13, 2010

We NEED to vote, … AGAIN!

Dear Pamrapo Stockholder:

As many of you are aware (by now), Mr. William Campbell, the former President & CEO of Pamrapo Savings Bank has placed advertisements in local publications voicing his displeasure over our pending merger transaction with BCB Bancorp, Inc. In those advertisements (and similar mailings), Mr. Campbell asked that all of the facts be disclosed. We agree. Yet Mr. Campbell did NOT believe it was necessary for Pamrapo stockholders to know that he (and his representatives) met with the Chairman of BCB, Mr. Mark D. Hogan, and offered to consider voting “IN FAVOR OF” the merger IF the new bank would agree to certain conditions.

Attached is a certification by Mr. Hogan that was submitted by Pamrapo in response to Mr. Campbell’s lawsuit. According to Mr. Hogan, at a September 21, 2009 dinner meeting with Mr. Campbell and his attorney/advisor, Mr. Campbell’s attorney stated that Mr. Campbell would consider voting his shares “IN FAVOR OF” the merger IF:

1.	The new bank would enter into an agreement with Mr. Campbell (such as a consulting/parachute payment).

2.	Mr. Donald Campbell (Bill Campbell’s brother) would continue to get legal work from the new bank.

3.	Mr. Campbell would be able to select three directors for the board of the new bank.

On October 8, 2009, Mr. Hogan met with Mr. Campbell’s attorney again. Mr. Campbell’s attorney informed Mr. Hogan that the three directors Mr. Campbell would name would be Mr. James Dugan, Mr. Eugene Campbell (Bill Campbell’s brother) and a person to be named later.

When told by Mr. Hogan that the proposal was rejected, Mr. Campbell’s attorney said THAT was UNfortunate and that “we’ll have to tie this up,” which Mr. Hogan took to mean that Mr. Campbell would now vote against the merger and possibly pursue litigation to stop the merger. On December 2, 2009, Mr. Campbell filed a lawsuit seeking to enjoin the merger.

There are two questions that YOU as stockholders need to ask yourselves. First, “WHAT” is Mr. Campbell’s REAL motivation in seeking to stop the merger, and second, would he be “against” the merger had Mr. Hogan agreed to his terms???

The Board continues to UNANIMOUSLY recommend a vote “FOR” the merger. We believe that you will agree with the Board once you review the benefits of the transaction.

On behalf of the Board of Directors,

Daniel J. Massarelli
Chairman of the Board
Pamrapo Bancorp, Inc.

Additional Information about the Merger and Where to Find It

Pamrapo and BCB filed with the SEC a joint proxy statement/prospectus regarding the proposed merger on November 12, 2009, which is part of a Registration Statement on Form S-4 (File No. 333-162433) that was declared effective by the SEC on November 6, 2009. Pamrapo filed a supplement to the joint proxy statement/prospectus on January 11, 2010. STOCKHOLDERS ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE SUPPLEMENT, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

The joint proxy statement/prospectus was mailed to stockholders of Pamrapo and BCB on or about November 16, 2009 and the supplement was mailed to Pamrapo stockholders on or about January 11, 2010. Stockholders may also obtain the supplement, the joint proxy statement/prospectus and other documents that are filed by Pamrapo and BCB with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, stockholders may obtain free copies of the documents filed by the companies with the SEC by written request directed to the Corporate Secretary, BCB Bancorp, Inc., 104-110 Avenue C, Bayonne, New Jersey 07002 or by visiting the BCB website at www.bcbbancorp.com, with respect to documents filed by BCB, and by written request directed to the Secretary, Pamrapo Bancorp, Inc., 611 Avenue C, Bayonne, New Jersey 07002 or by visiting the Pamrapo website at www.pamrapo.com, with respect to documents filed by Pamrapo.

Pamrapo and BCB, and their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed merger. Information regarding Pamrapo and BCB’s directors and executive officers and their interests is set forth in the joint proxy statement/prospectus.

Read the joint proxy statement/prospectus and the supplement carefully before making a decision concerning the merger.

OFFICE COPY

x

WILLIAM J. CAMPBELL,
Plaintiff,
SUPERIOR COURT OF NEW JERSEY
- against -		CHANCERY DIVISION: HUDSON COUNTY
GENERAL EQUITY
DOCKET NO.: C-159.09
PAMRAPO BANCORP, INC., PAMRAPO SAVINGS BANK, S.L.A., DANIEL J., MASSARELLI, JOHN A. MORECRAFT, KENNETH R. POESL, PATRICK D. CONAGHAN, HERMAN L. BROCKMAN, and ROBERT G. DORIA,		Civil Action CERTIFICATION OF MARK D. HOGAN
Defendants.
x

MARK D. HOGAN, of full age, certifies as follows:

1. I am Chairman of the Board of BCB Bancorp, Inc. (“BCB”). I have personal knowledge of the facts set forth in this certification.

2. On September 21, 2009, I attended a dinner meeting at Barelis restaurant in Secaucus, New Jersey. The meeting was attended by Joseph J. Brogan (another Director of BCB), William Campbell and James Dugan, who was an attorney representing Mr. Campbell.

3. During the course of the meeting, Mr. Dugan said that Mr. Campbell would consider voting his shares of Pamrapo Bancorp, Inc. (“Pamrapo”) in favor of the merger of Pamrapo and BCB, but only under certain conditions, namely:

(a)	The combined entity would enter into an agreement with Mr. Campbell (such as a consulting contract/parachute payment). The amount Mr. Campbell was seeking was never disclosed.

(b)	Mr. Campbell’s brother, Donald, who is an attorney who did legal work such as legal real estate closings for Pamrapo, would continue to get legal work from the combined entity.

(c)	Mr. Campbell would be able to select three directors for the board of the combined entity.

4. Mr. Brogan and I responded that we would get back to them on this proposition.

5. Subsequently, on October 8, 2009, I met with Mr. Dugan over breakfast at a diner in Jersey City. Mr. Dugan brought up Mr. Campbell’s proposition, and said that the three directors that Mr. Campbell would name were Mr. Dugan himself, Mr. Campbell’s brother Eugene, and another person to be named latter. Mr. Dugan asked for an answer to the proposition.

6. None of the conditions that Mr. Campbell had asked for were acceptable to BCB, and I told Mr. Dugan that the BCB proxy had already been sent to the printing company and it could not be redone. In effect, I told him that the proposal had been rejected by BCB.

7. Mr. Dugan replied that BCB’s position was unfortunate and that Mr. Campbell would be very disappointed to hear that. He further said (in words or substance) that “we’ll have to tie this up.” I understood this to mean that Mr. Campbell would now vote against the merger and possibly commence litigation to enjoin the merger as well.

I certify that the above statements made by me are true. I acknowledge that if any of the above statements made by me are willfully false that I am subject to punishment.

Mark D. Hogan

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PAMRAPO BANCORP, INC.
			For	Against	Abstain

PROXY FOR SPECIAL MEETING TO BE HELD ON FEBRUARY 11, 2010
THIS PROXY IS BEING SOLICITED ON
BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder(s) of PAMRAPO BANCORP, INC., a New Jersey corporation (the “Company”), hereby constitute(s) and appoint(s) the Board of Directors, and each of them, with full power of substitution in each, as the agent, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the special meeting of shareholders of the Company to be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey, on February 11, 2010 at 11 a.m. (local time), and any adjournment(s) thereof, all of the shares of stock which the undersigned would be entitled to vote if then personally present at such meeting in the manner specified and on any other business as may properly come before the meeting.

		1. Adoption of the Agreement and Plan of Merger, dated as of June 29, 2009, as amended on November 5, 2009, by and between BCB Bancorp, Inc. and Pamrapo Bancorp, Inc.	☐	☐	☐
			For	Against	Abstain

2. Adjournment of the special meeting to another time or place for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

			☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof.
The Board of Directors recommends a vote “FOR” Proposal 1 and “FOR” Proposal 2.

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREON. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS AND, AT THE PROXIES’ DISCRETION, UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

Please be sure to date and sign this proxy card in the box below.	Date

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¿    Detach above card, sign, date and mail in postage paid envelope provided.    ¿

PAMRAPO BANCORP, INC.

    The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of a Revised Notice of Special Meeting and a Joint Proxy Statement/Prospectus and a Supplement thereto relating to the special meeting.

    Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.